Exhibit 99.1

Ispire Technology Inc. Announces Appointment of Jay Yu as Chief Financial Officer

Jie “Jay” Yu has a strong track record of excellence in public company accounting, and has served in the role of Vice President of Finance for Ispire since June 2023

Ispire also further streamlines operations by cutting an estimated $3.6 million in annual payroll in May 2025

Ispire expects to also cut up to an additional $6.6 million in annual operating expenses over the next three months, for a total estimated annualized expense reduction of $10.2 million

LOS ANGELES, May 15, 2025 – Ispire Technology Inc. (NASDAQ: ISPR) (“Ispire,” the “Company,” “we,” “us,” or “our”), an innovator in vaping technology and precision dosing, today announced the appointment of Jie “Jay” Yu as the new Chief Financial Officer of the Company, effective immediately, following the departure of Jim McCormick, the former Chief Financial Officer of the Company. Ispire also announced that it continued to further streamline its overall operations as the Company reduced its workforce and ended several contractor agreements, resulting in a reduction of $3.6 million in annual payroll in May 2025. Ispire will also look to cut up to an additional $6.6 million in operating expenses over the next three months, bringing the total planned annualized operating expense reduction to $10.2 million.

Mr. Yu has served as the Company’s Vice President of Finance since June 2023 and is a seasoned accounting professional with extensive experience in public accounting and audit roles. Mr. Yu began his career at KPMG in 2008 as an auditor, before holding public accounting roles at Crowe Horwath from 2009 to 2012 and Dahua Moore Certified Public Accountants from 2012 to 2015. Mr. Yu also served as Chief Financial Officer of MTI Environmental Group from 2016 to 2018 and Luokung Technology Corp. (OTCMKTS: LKCOF) from 2018 to 2023. He holds a Bachelor of Commerce in finance and accounting, as well as a postgraduate degree, from the University of Auckland.

Michael Wang, Co-Chief Executive Officer of Ispire, commented, “Jay is a well-rounded public company accountant with a strong track record of diligence and professionalism. He has excelled in his role as Vice President of Finance, building extensive credibility within the Company and thorough knowledge of its financial and corporate structures. I look forward to working with him more closely in his new role as CFO.”

Wang continued, “Our focus has been on becoming a global provider of precision dosing vaping technology while delivering value to shareholders. As such, we remain diligent in our directive to trim expenses, increase margins and bring the Company towards profitability. We believe the actions we have taken over the past few months to reduce operating expenses through headcount reduction and the transition of certain duties to Malaysia will allow us to become a more nimble company when dealing with leading global nicotine companies and will better position the Company for long-term sustainable and profitable growth.”

Mr. Yu said, “I have gained significant respect for our management team during my time with Ispire and am excited about the Company’s mission. I am honored to take on this increased role as CFO and thrilled to continue our work towards helping the Company achieve its strategic vision.”

“I would like to thank Jim on behalf of Ispire, for his hard work in his time as CFO. We are highly appreciative of his efforts and wish him all the best with his next endeavor,” Mr. Wang concluded.

About Ispire Technology Inc.

Ispire is engaged in the research and development, design, commercialization, sales, marketing, and distribution of branded e-cigarettes and cannabis vaping products. The Company’s operating subsidiaries own or license more than 400  patents received or filed globally. Ispire’s tobacco products are marketed under the Aspire brand name and are sold worldwide (except in the U.S., People’s Republic of China and Russia) primarily through its global distribution network. The Company’s cannabis products are marketed under the Ispire brand name primarily on an original design manufacturer (ODM) basis to other cannabis vapor companies. Ispire sells its cannabis vaping hardware only in the U.S., and it recently commenced its marketing activities in Canada and Europe. For more information, visit www.ispiretechnology.com or follow Ispire on Instagram, LinkedIn, Twitter and YouTube. Any information contained on, or that can be accessed through, the Company’s website, any other website or any social media, is not a part of this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: whether the cost cutting measures undertaken by the Company will be as successful as expected, less successful, or not at all; whether the Company will undertake future cost cutting measures as planned, in a different manner, or at all; whether the transition of certain duties to Malaysia will yield the anticipated benefits, if any; whether the Company may be successful in re-entering the U.S. ENDS market; the approval or rejection of any PMTA submitted by the Company; whether the Company will be successful in its plans to further expand into the African market; whether the Company’s joint venture with Touch Point Worldwide Inc. d/b/a/ Berify and Chemular Inc. (the “Joint Venture”) may be successful in achieving its goals as currently contemplated, with different terms, or at all; the Joint Venture’s ability to innovate in the e-cigarette technology space or develop age gating or age verification technologies for nicotine vaping devices; the Company’s ability to collect its accounts receivable in a timely manner; the Company’s business strategies; the ability of the Company to market to the Ispire ONE™; Ispire ONE™’s success in meeting its goals; the ability of its customers to derive the anticipated benefits of the Ispire ONE™ and the success of its products on the markets; the Ispire ONE™ proving to be safe; and the risk and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note on Forward-Looking Statements” and the additional risk described in Ispire’s Annual Report on Form 10-K for the year ended June 30, 2024 and any subsequent filings which Ispire makes with the SEC. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release relate only to events or information as of the date on which the statements are made in this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by applicable law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

For more information, kindly contact:

IR Contacts:
Investor Relations
Sherry Zheng
718-213-7386
ir@ispiretechnology.com

KCSA Strategic Communications

Phil Carlson
212-896-1233
ispire@kcsa.com

PR Contact:
Ellen Mellody
570-209-2947
EMellody@kcsa.com